UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) December 2, 2010
Cooper Industries plc
(Exact Name of registrant as specified in its charter)

Ireland	1-31330	98-0632292

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Fitzwilliam Square,
Dublin 2, Ireland	2
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-209-8400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 2, 2010, Cooper US, Inc., a Delaware corporation (“Cooper US”), Cooper Industries plc, an Irish company (the “Company”), Cooper Industries, Ltd., a Bermuda exempted company (“Bermuda”), Cooper B-Line, Inc., a Delaware corporation (“B-Line”), Cooper Bussmann, LLC, a Delaware limited liability company (“Bussmann”), Cooper Crouse-Hinds, LLC, a Delaware limited liability company (“Crouse”), Cooper Lighting, LLC, a Delaware limited liability company (“Lighting”), Cooper Power Systems, LLC, a Delaware limited liability company (“Power”), and Cooper Wiring Devices, Inc., a New York corporation (“Wiring” and, together with B-Line, Bermuda, Bussmann, Crouse, Lighting and Power, the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with the underwriters named therein, with respect to the issue and sale by Cooper US of $250,000,000 aggregate principal amount of 2.375% senior unsecured notes due 2016 (the “2016 Notes”) and $250,000,000 aggregate principal amount of 3.875% senior unsecured notes due 2020 (the “2020 Notes” and together with the 2016 Notes, the “Notes”), which Notes will be fully and unconditionally guaranteed by the Guarantors.
Item 9.01 Financial Statements and Exhibits.

Exhibit
1.1	Underwriting Agreement dated December 2, 2010, among Cooper Industries plc, Cooper US, Inc., the other guarantors parties thereto, Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER INDUSTRIES PLC (Registrant)
Date: December 3, 2010	/s/ Terrance V. Helz
Terrance V. Helz
Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit
1.1	Underwriting Agreement dated December 2, 2010, among Cooper Industries plc, Cooper US, Inc., the other guarantors parties thereto, Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein.